Exhibit 10.3

Amendment 2 to Asset Transfer and License Agreement

This second amendment ("Amendment 2") to the Asset Transfer and License Agreement by and between Revogenex Ireland Limited, an Irish limited company ("Revogenex"), and Fortress Biotech, Inc. (f/k/a Coronado Biosciences, Inc.), a Delaware corporation ("Fortress") dated as of February 17, 2015 (the "Agreement"), is entered into as of May 4th, 2017. Fortress and Revogenex are both referred to herein as "Parties" or each individually, as a "Party."

WITNESSETH:

WHEREAS, pursuant to the Agreement, Revogenex transferred the IND, and licensed the Product Intellectual Property, to Fortress, and Fortress will use Commercially Reasonable Efforts to complete the Development of the Product and submit the NDA for the Product to the FDA for approval, and thereafter commercialize, market and sell the Product in the Territory; and

WHEREAS, the Parties now wish to amend certain aspects of the Agreement's termination provision;

WHEREAS, the Parties hereto agree that this Amendment 1 is hereby made an integral part of the Agreement, incorporated therein by this reference;

WHEREAS, capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to such terms in the Agreement;

NOW, THEREFORE, in consideration of the premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.	Definition of "Territory". The definition of "Territory" is hearby deleted in its entirety and made to read as follows:

"Territory" means worldwide: provided, however it shall not mean Canada, Central America, or South America with respect to 50 mg and 100 mg IV tramadol HCl injections.

2.	Section 16.2(e) (Termination) is hereby deleted in its entirety and amended to include the following termination provision:

(e) By Revogenex if (1) the NDA has not been filed within 60 months of the Effective Date or within 72 months of the Effective Date in the event a Phase 3 Trial does not meet its primary endpoint, and (2) Coronado is in breach of Section 2.1 for failure to use Commercially Reasonable Efforts to carry out all of the Product Development.

Except as amended above, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment 1 to be duly executed by their respective authorized representatives.

Revogenex Ireland Limited		Fortress Biotech, Inc, Inc.

By:	/s/ Jeffrey H Ping, PhD	By:	/s/ Lucy Lu
Name:	Jeffrey H Ping, PhD	Name:	Lucy Lu
Title:	Chairman & CEO	Title:	CEO
Date:	May 15th, 2017	Date:	May 15, 2017